EXHIBIT 23.11

                          INDEPENDENT AUDITOR'S CONSENT

         As independent auditors, we hereby consent to the use of our report dated October 25, 1995, with respect to Mobile Lithotripter of Indiana Partners in this Registration Statement on Form S-4 filed by PhyMatrix Corp. We also consent to the reference to us under the heading "Independent Accountants" in this Prospectus, which is part of such Registration Statement.


                                                 /s/ Katz, Sapper & Miller, LLP

                                                 KATZ, SAPPER & MILLER, LLP





Indianapolis, Indiana
July 29, 1996